                                                                       Exhibit 2

                               FIRST AMENDMENT TO
                             STOCKHOLDERS' AGREEMENT


        THIS FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT is dated as of September 21, 1999 for, reference purposes only, by and among PBOC Holdings, Inc., a Delaware corporation (the "Company"), and the Trustees of the Estate of Bernice Pauahi Bishop, a trust organized under the laws of Hawaii ("Bishop"), BIL Securities (Offshore) Limited, a corporation organized under the laws of New Zealand ("BIL Securities"), and Arbur, Inc., a Delaware corporation ("Arbur") (collectively, the "Stockholders") with reference to the following facts:

        A. The Company and the Stockholders entered into that certain Stockholders' Agreement dated as of April 20, 1998 (the "Agreement"), whereby the Company agreed that for so long as each Stockholder continues to be a "Material Stockholder" as defined in the Agreement, the Company shall cause the number of nominees permitted to be designated by a Material Stockholder to be included in the slate of nominees recommended by the Board of Directors of the Company to stockholders for election as directors of the Company.

        B. Section 6(b) of the Agreement provides that Bishop shall be considered a Material Stockholder and entitled to nominate two (2) directors for election to the Company's Board of Directors for so long as Bishop beneficially owns 9.9% or more of the Company's outstanding common stock and shall be considered a Material Stockholder entitled to nominate one (1) director for election to the Company's Board of Directors for so long as Bishop beneficially owns less than 9.9% but 5.0% or more of the Company's outstanding common stock.

        C. Bishop has advised the Company that effective September 2, 1999, Bishop has permanently and irrevocably relinquished its rights under the Agreement to nominate two (2) directors.

        D. The Company and the Stockholders now desire to amend the Agreement to memorialize Bishop's relinquishment of the above described rights under the Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties hereto and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. Effective as of September 2, 1999, the first and second sentences of
Section 6(b) of the Agreement are hereby deleted in their entirety and the following is substituted therefor:

        "For purposes of this Section 6, Bishop shall be considered a Material Stockholder and entitled to nominate one (1) director for election to the Company's Board of Directors for so long as Bishop beneficially owns 5.0% or more of the Company's outstanding Common Stock following the consummation of the Public Offering."

        2. Except as otherwise expressly modified in this First Amendment to the Stockholders' Agreement, the terms and conditions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Stockholders' Agreement as of the date first shown above.

PBOC HOLDINGS, INC.

By:     /s/ J. Michael Holmes
   -----------------------------------
    Name:  J. Michael Holmes
    Title: Executive Vice President/
           Chief Financial Officer

                            [illegible]
                -----------------------------------
                            Legal Group

STOCKHOLDERS:

TRUSTEES OF THE ESTATE OF                   BIL SECURITIES (OFFSHORE)
BERNICE PAUAHI BISHOP                       LIMITED

By:     /s/ Frances Ahloy Keala             By:    /s/ Michael S. Dreyer
   -----------------------------------         ---------------------------------
        Name:  Frances Ahloy Keala                 Name:  Michael S. Dreyer
        Title: Trustee                             Title: Power of Attorney

By:     /s/ Robert Kalani Uichi Kihune
   -----------------------------------
        Name:  Robert Kalani Uichi Kihune
        Title: Trustee

                                            ARBUR, INC.

By:     /s/ Ronald Dale Libkuman            By:    /s/ Christine W. Jenkins
   -----------------------------------         ---------------------------------
        Name:  Ronald Dale Libkuman                Name:  Christine W. Jenkins
        Title: Trustee                             Title: Vice President




                                       2